UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒    Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-2

Box, Inc.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3) (4)	Filing Party: Date Filed:

On August 12, 2021, the Company issued a press release announcing the release of the investor presentation. A copy of the press release can be found below and is also available at VoteBlueforBox.com or on the investor relations section of the Company’s website.

Box, Inc. Files Investor Presentation Highlighting Strategy

to Drive Value for All Stockholders

The Box Board, Including Directors Approved by Starboard Last Year, Is Overseeing Significant Changes,
Resulting in Improvements Across the Business and Enhanced Stockholder Value

Strong Preliminary Second Quarter Results and Raised Fiscal Year 2022 Guidance Demonstrate Continued Business Momentum

Urges Stockholders to Vote the BLUE Proxy Card “FOR” ALL of Box’s Three Highly Qualified, Diverse
and Independent Directors: Dana Evan, Peter Leav and Aaron Levie

REDWOOD CITY, Calif. August 12, 2021 – Box, Inc. (NYSE: BOX), today announced that it has filed an investor presentation with the U.S. Securities and Exchange Commission in connection with its 2021 Annual Meeting of Stockholders (“Annual Meeting”). The presentation is available at VoteBlueforBox.com or on the investor relations section of the company’s website.

The Box Board of Directors issued the following statement:

The Box Board and management team have taken meaningful actions over the last 18 months to accelerate the company’s growth strategy, improve its operational and financial results and enhance its governance. Box’s reconstituted, world-class Board – seven members of which have joined in the last three years, and two of which are Starboard-approved – is overseeing the execution of the right strategy, placing Box in the strongest financial position in its history. This has led to total stockholder returns that have outperformed Box’s SaaS peer set1 in the past year. This momentum is further evidenced by Box’s strong preliminary fiscal second quarter 2022 financial results and raised fiscal year 2022 guidance, announced today.

Today’s presentation to investors underscores that the Box of today is not the Box of 2019. Starboard’s critiques are largely outdated and focused on the company’s performance from before the March 2020 settlement that the Board has already acknowledged and is addressing head-on. We have been executing a comprehensive strategy to reaccelerate growth and improve operating margin, and these changes are producing results.

Our record demonstrates that when Starboard has sought appropriate change, the Board and the management team embraced those ideas. However, the Board believes that what Starboard is now demanding is not in the best interests of stockholders and the fact that Starboard is waging a proxy contest reflects its displeasure that the directors it approved just last year are exercising independent judgment rather than capitulating to its value-destructive demands. The Box Board and management are committed to acting in the best interests of all stockholders.

__________________________________

1 SaaS Peer Set includes: 8x8, FireEye, Guidewire, HubSpot, New Relic, Nutanix, Qualys, Momentive, Solar Winds, Zendesk, and Zuora

Highlights of the presentation include:

●	Box is successfully evolving the business to drive operational results, accelerate growth and enhance margins
o	Has built a stronger foundation across products, customers and go-to-market (GTM), and made investments in the platform to enable a multi-product, solution selling effort
o	Re-acceleration of growth in recent quarters and continued improvements in profitability validate that the strategy and execution are working
o	Exceeded revenue growth + FCF margin targets in FY 2021; raised guidance for FY 2022 revenue by $14 million since FQ4 2021; FY 2022 Non-GAAP operating margin expected to be approximately 19.5%, an increase over previous guidance of 18% to 18.5%

●	Box implemented significant Board and governance changes
o	Added seven new independent directors since 2018; separated Chair and CEO roles
o	Formed Operating Committee (includes two Starboard-approved directors) and Strategy Committee (includes all three Starboard settlement directors)
o	Adopted majority vote standard for uncontested elections of directors; and eliminated certain supermajority voting requirements, subject to stockholder approval
o	Continues to evolve compensation program incorporating stockholder feedback, including reducing equity burn rate

●	Board is maximizing stockholder value through KKR-led investment
o	Unanimously approved KKR-led investment is validation of Box’s strategy and potential to create future value for all stockholders well above $27 per share
o	Subsequent self-tender provided the opportunity for stockholders to sell at a materially higher price than the low twenties per share that Starboard indicated would be acceptable for a sale of the company

●	Box has a strong, independent and highly qualified Board to oversee its strategy
o	Diverse skillsets and proven track records of helping public companies drive disciplined growth, profitability and stockholder value
o	Global go-to-market strategy and business operations experience through all business cycles
o	Significant SaaS and enterprise software industry expertise as both operators and board members
o	Proven ability and willingness to pursue a sale of a company when it maximizes value for stockholders

●	Box’s nominees are vastly superior to Starboard’s slate
o	Box nominees include a former public company CFO and 2019 Director of the Year of the NACD (National Association of Corporate Directors), a sitting public company CEO who has successfully scaled and led multiple multi-billion dollar SaaS and enterprise software businesses, and Box’s Co-founder & CEO who is a pioneer of cloud content management
o	Box nominees collectively bring nearly seven decades of SaaS and enterprise software experience, either as operators or board members, and have led multiple company sale transactions totaling tens of billions of dollars, maximizing stockholder value
o	None of Starboard’s nominees have any SaaS or enterprise software experience as an executive or director
o	Starboard’s independent nominees have a dearth of public company experience

●	Starboard is close-minded to alternative paths to create value
o	Starboard has been myopic in its persistent demands over the past eight months – sell the company or fire the CEO
o	Starboard abruptly withdrew its support for the company’s path after a single quarter where Box provided revenue guidance that was 1.1% below consensus estimates but beat on all other guided metrics – and it continues to be close-minded

The Box Board of Directors is committed to acting in the best interests of all stockholders and unanimously recommends that stockholders vote the BLUE proxy card “FOR ALL” of Box’s three highly qualified directors standing for election – Dana Evan, Peter Leav and Aaron Levie – at the Annual Meeting, which will be held on September 9, 2021.

Box stockholders who need assistance in voting their shares may call Box’s proxy solicitor, Innisfree M&A Incorporated, at (877) 750-8233 (toll-free from the U.S. and Canada), or +1 (412) 232-3651 (from other countries).

Advisors

Morgan Stanley & Co. LLC is serving as financial advisor to Box. Wilson Sonsini Goodrich & Rosati, P.C. and Sidley Austin LLP are serving as legal advisors to Box.

About Box

Box (NYSE:BOX) is the leading Content Cloud that enables organizations to accelerate business processes, power workplace collaboration, and protect their most valuable information, all while working with a best-of-breed enterprise IT stack. Founded in 2005, Box simplifies work for leading organizations globally, including AstraZeneca, JLL, and Morgan Stanley. Box is headquartered in Redwood City, CA, with offices in the United States, Europe, and Asia. To learn more about Box, visit http://www.box.com. To learn more about how Box powers nonprofits to fulfill their missions, visit Box.org.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks, uncertainties, and assumptions, including statements regarding Box’s expectations regarding the size of its market opportunity, sales productivity, its leadership position in the cloud content management market, the demand for its products, the impact of its acquisitions on future Box product offerings, its ability to grow and scale its business and drive operating efficiencies, its ability to achieve revenue targets and billings expectations, its ability to achieve profitability on a quarterly or ongoing basis, its free cash flow, its ability to grow unrecognized revenue and remaining performance obligations, the timing of recent and planned product introductions, enhancements and integrations, the short- and long-term success, market adoption and retention, capabilities, and benefits of such product introductions and enhancements, the success of strategic partnerships, its revenue, billings, gross margin, GAAP and non-GAAP net income (loss) per share, non-GAAP operating margins for future periods, the related components of GAAP and non-GAAP net income (loss) per share, net retention rate, weighted-average outstanding share count expectations for Box’s fiscal second quarter and full fiscal year 2022, equity burn rate, the KKR-led investment and achievement of its potential benefits; any potential repurchase of shares of Box common stock, whether, when, in what amount and by what method any such repurchase would be consummated, and the per share price of any such repurchase. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: (1) adverse changes in general economic or market conditions, including those caused by the COVID 19 pandemic; (2) delays or reductions in information technology spending; (3) factors related to Box’s highly competitive market, including but not limited to pricing pressures, industry consolidation, entry of new competitors and new applications and marketing initiatives by Box’s current or future competitors; (4) the development of the cloud content management market; (5) the risk that Box’s customers do not renew their subscriptions, expand their use of Box’s services, or adopt new products offered by Box on a timely basis, or at all; (6) Box’s ability to provide timely and successful enhancements and integrations, new features, integrations and modifications to its platform and services; (7) actual or perceived security vulnerabilities in Box’s services or any breaches of Box’s security controls; (8) Box’s ability to realize the expected benefits of its third party partnerships; (9) the potential impact of shareholder activism on Box’s business and operations; and (10) Box’s ability to successfully integrate acquired businesses and achieve the expected benefits from those acquisitions. Further information on these and other factors that could affect the forward-looking statements we make in this press release can be found in the documents that we file with or furnish to the US Securities and Exchange Commission, including Box’s most recent Quarterly Report on Form 10 Q filed for the fiscal quarter ended April 30, 2021.

These statements are based on estimates and information available to us at the time of this press release and are no guarantees of future performance. We assume no obligation and do not intend to update these forward-looking statements or to conform these statements to actual results or to changes in our expectations.

Important Additional Information and Where to Find It

Box has filed a definitive proxy statement on Schedule 14A (the “Proxy Statement”), an accompanying BLUE proxy card and other relevant documents with the SEC in connection with such solicitation of proxies from Box stockholders for Box’s 2021 annual meeting of stockholders. BOX STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ BOX’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), ACCOMPANYING BLUE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders may obtain a copy of the Proxy Statement, an accompanying BLUE proxy card, any amendments or supplements to the Proxy Statement and other documents that Box files with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge in the “SEC Filings” subsection of the “Financial Information” section of Box’s Investor Relations website at www.boxinvestorrelations.com or by contacting Box’s Investor Relations department at ir@box.com, as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Investors:
Cynthia Hiponia / Elaine Gaudioso
+1 650-209-3463
ir@box.com

Or

Innisfree M&A Incorporated
Larry Miller / Jennifer Shotwell
212-750-5833

Media:
Denis Roy / Rachel Levine
+1 650-543-6926
press@box.com

Or

Joele Frank, Wilkinson Brimmer Katcher
Leigh Parrish / Dan Moore
+1 212-355-4449